                                                          Exhibit 23(a)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Ohio Power Company on Form S-3 of our reports dated February 21, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Ohio Power Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP
Columbus, Ohio
October 2, 1995